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                               Asta Funding, Inc.
                                  Form 10-KSB
                               September 30, 2001


                  Exhibit Number 21-Subsidiaries of the Company

                         Asta Auto Receivables Company
                          E.R. Receivables Corp., LLC
                           RAC Acceptance Corp., LLC
                           Palisades Collection, LLC
                        Asta Funding Acquisition I, LLC
                        Asta Funding Acquisition II, LLC
                       Asta Funding Acquisition III, LLC
                             Computer Finance, LLC
                             Asta Funding.Com, LLC
                              Topps Promotion, LLC
                              Asta Commercial, LLC
                           Asta Business Credit, LLC